UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2017

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Applied Optoelectronics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36083	76-0533927
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13139 Jess Pirtle Blvd.

Sugar Land, TX 77478

(address of principal executive offices and zip code)

(281) 295-1800

(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 28, 2017, Applied Optoelectronics, Inc. (the “Company”) entered into a Loan Agreement, a Promissory Note, an Addendum to the Promissory Note, a BB&T Security Agreement, a Trademark Security Agreement, and a Patent Security Agreement (together the “Credit Facility”) with Branch Banking and Trust Company (the “Bank”). The Credit Facility provides the Company with a three year, $50 million, revolving line of credit. Borrowings under the Credit Facility will be used for general corporate purposes.

The Company will make monthly payments of accrued interest with the final monthly payment being for all principal and all accrued interest not yet paid.

The Company’s obligations under the Credit Facility will be secured by the Company’s accounts receivable, inventory, intellectual property, all business assets with the exception of real estate and equipment. Borrowings under the Credit Facility will bear interest at a rate equal to the one-month London Interbank Offered Rate (LIBOR) plus 1.50%.

The Credit Facility requires the Company to maintain certain financial covenants and also contains representations and warranties, and events of default applicable to the Company that are customary for agreements of this type.

The foregoing description of the Credit Facility does not purport to be a complete statement of the parties’ rights and obligations under the Credit Facility and is qualified in its entirety by reference to the full text of the Loan Agreement, the Promissory Note, the Addendum to the Promissory Note, the BB&T Security Agreement, the Trademark Security Agreement, and the Patent Security Agreement, all dated September 28, 2017, copies of which are attached as Exhibit 10.1 through 10.6 to this Current Report on Form 8-K and incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

On September 28, 2017, the Company terminated its First Amendment to Credit Agreement and Limited Consent, with East West Bank and Comerica Bank (individually referred to as the "Lender" and collectively as the “Lenders”); the Company also terminated, with each Lender, its $17.5 million Amended and Restated Revolving Credit Note, its $2.5 million Amended and Restated Revolving Credit Note, its $5 million Term Note, and First Modification to Promissory Note, all dated June 24, 2016, (the “Revolving Credit Notes”). The Revolving Credit Notes amends and restates in-part the Company’s existing credit facility with the Lenders that were originally entered into on June 30, 2015.

The Company also repaid the outstanding balance and terminated its Change in Terms Agreement and Notice of Final Agreement and Second Modification to the Construction Loan Agreement with East West Bank, dated October 5, 2016, (the “Construction Loan”). The Construction Loan amended and restated the Company’s Promissory Note and Construction Loan Agreement executed with East West Bank on January 26, 2015, with a subsequent amendment occurring on June 14, 2016.

Termination of the Construction Loan and Revolving Credit Notes results in the termination of (i) a $17.5 million revolving credit note with East West Bank, (ii) a $2.5 million revolving credit note with East West Bank, (iii) a $5 million term note with East West Bank, (iv) a $17.5 million revolving credit note with Comerica Bank, (v) a $2.5 million revolving credit note with Comerica Bank, (vi) a $5 million term note with Comerica Bank, and (vii) a $22 million construction loan with East West Bank.

Upon repayment and/or termination of the Revolving Credit Notes and Construction Loan the Company has no further obligations with either Lender.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the Credit Facility is incorporated by reference herein and made a part hereof.

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Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Loan Agreement, dated September 28, 2017, between Applied Optoelectronics, Inc. and Branch Banking and Trust Company.

10.2	Promissory Note, dated September 28, 2017, between Applied Optoelectronics, Inc. and Branch Banking and Trust Company.

10.3	Addendum to the Promissory Note, dated September 28, 2017, between Applied Optoelectronics, Inc. and Branch Banking and Trust Company.

10.4	BB&T Security Agreement, dated September 28, 2017, between Applied Optoelectronics, Inc. and Branch Banking and Trust Company.

10.5	Trademark Security Agreement, dated September 28, 2017, between Applied Optoelectronics, Inc. and Branch Banking and Trust Company.

10.6	Patent Security Agreement, dated September 28, 2017, between Applied Optoelectronics, Inc. and Branch Banking and Trust Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2017	Applied Optoelectronics, Inc.

	By:	/s/ David C. Kuo
	Name: Title:	David C. Kuo, General Counsel and Secretary

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